Exhibit 99.1
Move, Inc.
Condensed Consolidated Statements of Operations
Restated for Discontinued Operations
(in thousands)

	Restated	Restated	Restated	Restated	Restated
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Year Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	December 31, 2007
Revenues	$60,443	$62,533	$63,380	$62,563	$248,919
Cost of revenues	9,991	10,598	11,053	11,266	42,908

Gross profit	50,452	51,935	52,327	51,297	206,011

Operating expenses:
Sales and marketing	22,802	22,275	23,212	21,665	89,954
Product and web site development	8,775	9,223	8,615	8,043	34,656
General and administrative	18,222	14,528	20,479	18,205	71,434
Amortization of intangible assets	181	189	194	197	761
Litigation settlement	—	—	3,900	—	3,900
Impairment of long-lived assets	—	—	—	6,125	6,125

Total operating expenses	49,980	46,215	56,400	54,235	206,830

Operating income (loss) from continuing operations	472	5,720	(4,073)	(2,938)	(819)

Interest income, net	2,313	2,503	2,567	2,461	9,844
Other income, net	774	(372)	676	423	1,501

Income (loss) from continuing operation before income taxes	$3,559	$7,851	$(830)	$(54)	$10,526

Provision for income taxes	84	169	169	79	501

Net income (loss) from continuing operations	3,475	7,682	(999)	(133)	10,025
Loss from discontinued operations	(2,080)	(2,018)	(1,044)	(3,902)	(9,044)

Net income (loss)	$1,395	$5,664	$(2,043)	$(4,035)	$981

Convertible preferred stock dividends and related accretion	(1,232)	(1,241)	(1,248)	(1,256)	(4,977)

Net income (loss)applicable to common stockholders	$163	$4,423	$(3,291)	$(5,291)	$(3,996)

Discontinued Operations
Revenue	$10,587	$11,093	$12,190	$10,380	$44,250
Operating expenses	12,667	13,111	13,234	12,509	51,521
Impairment charges	—	—	—	1,773	1,773

Loss from discontinued operations	$(2,080)	$(2,018)	$(1,044)	$(3,902)	$(9,044)

Move, Inc.
Condensed Consolidated Statements of Cash Flows
Restated for Discontinued Operations
(in thousands)

	Restated		Restated	Restated
	Three Months	Restated	Nine Months	Twelve Months
	Ended March 31,	Six Months Ended	Ended September	Ended December
	2007	June 30, 2007	30, 2007	31, 2007
Cash flows from operating activities:
Net income from continuing operations	$3,475	$11,157	$10,158	$10,025
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation	2,334	4,722	7,322	9,978
Amortization	181	370	564	761
Impairment of long-lived assets	—	—	—	6,125
Gain on sales and disposals of fixed assets	(336)	(336)	(333)	(337)
Provision for doubtful accounts	253	435	653	1,271
Stock-based compensation and charges	5,492	5,420	10,049	13,703
Change in market value of embedded derivative liability	(473)	(98)	(688)	(1,052)
Other non-cash items	12	11	(10)	128
Changes in operating assets and liabilities:
Accounts receivable	410	914	(1,027)	(1,618)
Other assets	(681)	(3,797)	(4,473)	(3,574)
Accounts payable and accrued expenses	(2,159)	2,534	4,888	2,986
Deferred revenue	1,516	(1,662)	(3,793)	(9,973)

Net cash provided by continuing operating activities	10,024	19,670	23,310	28,423
Net cash provided by (used in) discontinued operating activities	488	(1,199)	(2,748)	(4,660)

Net cash provided by operating activities	10,512	18,471	20,562	23,763

Cash flows from investing activities:
Purchases of property and equipment	(4,147)	(12,538)	(15,897)	(18,509)
Proceeds from the surrender of life insurance policy	5,200	5,200	5,200	5,200
Proceeds from sale of marketable equity securities	15,743	15,743	15,743	15,743
Proceeds from sale of fixed assets	336	336	334	338
Purchases of intangible assets	(11)	(418)	(618)	(619)
Maturities of short-term investments	10,950	36,350	45,200	86,550
Purchases of short term investments	(26,900)	(43,475)	(67,275)	(73,475)

Net cash provided by (used in) continuing operations investing activities	1,171	1,198	(17,313)	15,228
Net cash used in investing activities of discontinued operations	(8)	(63)	(147)	(221)

Net cash provided by (used in) investing activities	1,163	1,135	(17,460)	15,007

Cash flows from financing activities:
Proceeds from exercise of stock options	2,493	2,708	2,821	3,064
Repurchase of company stock	—	—	—	(10,000)
Restricted cash	926	993	952	910
Payments on capital lease obligations	(463)	(935)	(1,415)	(1,904)

Net cash provided by (used in) financing activities	2,956	2,766	2,358	(7,930)

Change in cash and cash equivalents	$14,631	$22,372	$5,460	$30,840

Cash and cash equivalents, beginning of period	14,873	14,873	14,873	14,873

Cash and cash equivalents, end of period	$29,504	$37,245	$20,333	$45,713

Move, Inc.
Reconciliation of Non-GAAP Financial Measure
Operating Income (Loss) from Continuing Operations Excluding Depreciation, Amortization, Stock-based
Compensation and Charges, Impairment of Long-Lived Assets and Litigation Settlement (Adjusted EBITDA)
(in thousands)

	Restated	Restated	Restated	Restated	Restated
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Year Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	December 31, 2007
Operating income (loss) from continuing operations	$472	$5,720	$(4,073)	$(2,938)	$(819)
Add Back:
Depreciation expense	2,334	2,388	2,600	2,656	9,978
Amortization of intangible assets	181	189	194	197	761
Stock based charges and compensation	5,492	(72)	4,629	3,654	13,703
Impairment of long-lived assets	—	—	—	6,125	6,125
Litigation settlement	—	—	3,900	—	3,900

Adjusted EBITDA	$8,479	$8,225	$7,250	$9,694	$33,648

Use of Non-GAAP Financial Measures
To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Move uses a non-GAAP measure of income (loss) from operations excluding restructuring, impairment, litigation settlement charges and certain other non-cash and non-recurring items, principally depreciation, amortization and stock based compensation and other charges, which is referred to as adjusted EBITDA. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user’s overall understanding of Move’s current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated.